Exhibit 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 33-39875; Post-Effective Amendment No. 1 to Form S-2 No. 33-89596 and Post-Effective Amendment No. 1 to Form S-3 No. 33-89398 of ABC Dispensing Technologies, Inc. (formerly American Business Computers Corporation) and in the related Prospectuses of our report dated August 8, 1996, with respect to the consolidated financial statements and schedule of ABC Dispensing Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended April 25, 1998.



                                                              ERNST & YOUNG LLP


Akron, Ohio
July 24, 1998